Exhibit 4.4

FORM OF WARRANT AGREEMENT

(including Form of Warrant Certificate)

between

ANTALPHA PLATFORM HOLDING COMPANY

as Issuer

and

[NAME OF WARRANT AGENT]

as Warrant Agent

Dated as of [_____________], 20[__]

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of [_______________], 20[__] (this “Agreement”), between Antalpha Platform Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and [Name of Warrant Agent], a [State of organization and form of organization] (the “Warrant Agent”).

RECITALS

WHEREAS, the Company has authorized the issuance and sale from time to time of one or more series of warrants (the “Warrants”) representing the right to purchase, in each case in such amounts and on such terms as may be specified in the applicable Warrant Certificate (as defined below), (a) Class A ordinary shares, par value $0.001 per share, of the Company (“Class A Ordinary Shares”) or (b) debt securities of the Company (“Debt Securities,” and collectively with the Class A Ordinary Shares, the “Underlying Securities”);

WHEREAS, the Warrants of each series will be issued under and pursuant to this Agreement and as further described in the prospectus supplement (the “Prospectus Supplement”) relating to such series; and

WHEREAS, the Company desires to provide for the issuance of the Warrants and the registration, transfer, exchange, exercise and replacement thereof, and the Warrant Agent is willing to act as agent for the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Warrant Agent hereby agree as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions.

Unless the context otherwise requires, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Agreement” means has the meaning set forth in the preamble hereto.

“Authorized Officer” means, with respect to any party, any officer of such party who is authorized to act on behalf of such party for purposes of this Agreement, including the execution, authentication, and countersignature of Warrant Certificates and other documents contemplated hereby.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to remain closed.

“Class A Ordinary Shares” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Debt Securities” has the meaning set forth in the recitals hereto.

“Exercise Date” means, with respect to any Warrant, the date on which such Warrant is duly exercised as provided in Section 3.02.

“Exercise Price” means, with respect to any Warrant, the price (which may be in cash or in the form of cashless exercise as may be provided) at which a holder of such Warrant is entitled to acquire the Underlying Security upon exercise of such Warrant, as set forth in the applicable Warrant Certificate or otherwise specified in the applicable Prospectus Supplement.

“Expiration Date” means, with respect to any series of Warrants, the date on which such Warrants expire and may no longer be exercised, as specified in the applicable Warrant Certificate or as otherwise specified in the applicable Prospectus Supplement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Prospectus Supplement” has the meaning set forth in the recitals hereto.

“Underlying Securities” has the meaning set forth in the recitals hereto.

“Warrant” has the meaning set forth in the recitals hereto.

“Warrant Agent” has the meaning set forth in the preamble hereto.

“Warrant Certificate” means a certificate evidencing one or more Warrants of any series, substantially in the form of Exhibit A attached hereto, with such additions, modifications, deletions and other variations as the Company shall establish in respect of such series.

“Warrant Holder” means a Person in whose name a Warrant is registered in the books of the Warrant Agent.

Section 1.02. Construction.

References to “Articles” and “Sections” are to articles and sections of this Agreement. The headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof. References to “$” are to U.S. dollars.

Section 1.03. Series-Specific Terms.

The specific terms of any series of Warrants (including, without limitation, the title of the series, aggregate number of Warrants offered, exercise price, exercise period, expiration date, adjustment provisions, cashless-exercise features (if any), transferability and listing (if any), form (physical, book-entry or global), redemption or repurchase features (if any), and any other terms not inconsistent with this Agreement) shall be as established by the applicable prospectus supplement, Warrant Certificate, Officers’ Certificate, Board Resolution or supplemental warrant agreement establishing such series. To the extent that any such specific term conflicts with a term of this Agreement, such specific term shall control.

ARTICLE 2

Issuance, Form and Execution of Warrants

Section 2.01. Issuance of Warrants in Series.

Warrants may be issued from time to time in one or more series upon the written instructions of the Company. Each series of Warrants shall be evidenced by Warrant Certificates substantially in the form of Exhibit A hereto, with such modifications and additional provisions as may be set forth in the supplemental warrant agreement, Board Resolution or Officers’ Certificate establishing such series. Each Warrant of a given series shall entitle the Warrant Holder thereof, on the terms and conditions set forth in this Agreement and the applicable Warrant Certificate, to purchase from the Company the Underlying Security at the applicable Exercise Price during the exercise period and prior to the Expiration Date specified therein.

Section 2.02. Form and Dating of Warrant Certificates.

The Warrant Certificates shall be in substantially the form attached hereto as Exhibit A, with such additions, modifications, deletions and other variations as the Company shall establish in respect of any series of Warrants. The Warrant Certificates may have such legends, letters, numbers, marks of identification or designation and any other notations as the Company may deem appropriate or as may be required to comply with any applicable law, rule or regulation, the rules of any securities exchange on which such Warrants may be listed or quoted, or any usage with respect to similar Warrants. Each Warrant Certificate shall be dated the date of its authentication and countersignature.

Section 2.03. Execution and Authentication.

Each Warrant Certificate shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of any such officer on a Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signature of an individual who was an Authorized Officer of the Company at the time of such execution shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the countersignature and delivery of such Warrant Certificate. No Warrant Certificate shall be valid or obligatory for any purpose unless and until countersigned by the Warrant Agent.

Section 2.04. Countersignature by Warrant Agent.

A Warrant Certificate shall not be valid for any purpose, and a Warrant evidenced thereby may not be exercised by the Warrant Holder, until such Warrant Certificate has been countersigned by the manual or facsimile signature of an Authorized Officer of the Warrant Agent, and such countersignature upon any Warrant Certificate shall be conclusive evidence, and the only evidence, that such Warrant Certificate has been duly countersigned and delivered hereunder. The Warrant Agent’s signature of countersignature shall be conclusive evidence that the related Warrants have been duly issued in accordance with the terms of this Agreement.

ARTICLE 3

Exercise of Warrants

Section 3.01. Right to Exercise.

Subject to the terms and conditions of this Agreement and the applicable Warrant Certificate, each Warrant Holder shall have the right to exercise the Warrants represented by such Warrant Holder’s Warrant Certificates in whole or in part, at any time, and from time to time, during the exercise period specified in the applicable Warrant Certificate and prior to 5:00 p.m., New York City time, on the Expiration Date. Any Warrant that has not been duly exercised prior to such time on the Expiration Date shall expire and become void, and the Warrant Holder’s rights with respect to such Warrant shall terminate, and the Warrant Agent shall have no further obligations with respect thereto.

Section 3.02. Exercise Procedures.

To exercise a Warrant, the Warrant Holder shall (a) surrender to the Warrant Agent at its office for that purpose the Warrant Certificate evidencing such Warrant, (b) deliver a duly executed Exercise Notice in the form attached to such Warrant Certificate (the “Exercise Notice”), and (c) deliver to the Warrant Agent payment in full of the Exercise Price for the Underlying Securities to be purchased upon such exercise (in immediately available funds or in such other manner as may be specified in the applicable Warrant Certificate, including, where applicable, by a cashless exercise procedure). Upon timely receipt of the foregoing, the Warrant Agent shall promptly deliver the items received to the Company and shall, upon the Company’s direction (which shall not be unreasonably withheld or delayed), instruct the registrar or transfer agent for the Underlying Securities to issue or cause to be issued to the Warrant Holder the number of Underlying Securities to which such Warrant Holder is entitled upon such exercise.

Section 3.03. Partial Exercise.

A Warrant Holder may exercise the Warrant Certificate in part by delivering an Exercise Notice setting forth the number of Warrants to be exercised. In the event of any partial exercise, the Warrant Agent shall, in addition to delivering the Underlying Securities to be issued upon such partial exercise, deliver to the Warrant Holder a new Warrant Certificate or Certificates evidencing the unexercised Warrants.

Section 3.04. No Fractional Securities.

No fractional Underlying Securities shall be issued upon the exercise of any Warrant. As to any fraction of an Underlying Security that the Warrant Holder would otherwise be entitled to receive upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the closing sale price of such Underlying Security (or the volume-weighted average price thereof, as may be specified in the applicable Warrant Certificate) on the trading day immediately preceding the Exercise Date, or shall round up or down to the nearest whole number of Underlying Securities, as the Company may elect in the applicable Warrant Certificate.

Section 3.05. Cancellation of Warrants.

Upon exercise of a Warrant, the related Warrant Certificate, or the relevant portion thereof, shall be canceled. Promptly after such cancellation, the Warrant Agent shall destroy the canceled Warrant Certificate (unless the Company instructs otherwise) and certify such destruction to the Company.

ARTICLE 4

Adjustments

Section 4.01. Adjustments to Exercise Price and Number of Underlying Securities.

The Exercise Price and the number and kind of Underlying Securities issuable upon exercise of any series of Warrants shall be subject to such adjustments, including with respect to stock dividends, splits, combinations, reclassifications, recapitalizations, mergers, consolidations, sales of assets and other events affecting the Underlying Securities, as shall be specified in the supplemental warrant agreement, Board Resolution or Officers’ Certificate establishing such series, the applicable Warrant Certificate, or the related Prospectus Supplement. No adjustment shall be made except as required by such instruments, and the Warrant Agent shall have no obligation to make any determination as to whether any adjustment is required.

Section 4.02. Notice of Adjustment.

Whenever the Exercise Price or the number of Underlying Securities issuable upon exercise of any Warrant is adjusted in accordance with the applicable Warrant Certificate or the supplemental instrument establishing the relevant series, the Company shall promptly (a) prepare a certificate setting forth the new Exercise Price and the new number of Underlying Securities issuable upon exercise of such Warrant, (b) deliver such certificate to the Warrant Agent, and (c) cause a notice describing such adjustment to be sent by first-class mail to each Warrant Holder of record of such series at the address shown on the Warrant Agent’s books.

ARTICLE 5

Transfer and Exchange

Section 5.01. Maintenance of Warrant Register.

The Warrant Agent shall keep and maintain at its office a register (the “Warrant Register”) in which it shall provide for the registration of Warrants and the registration of transfers and exchanges of Warrants. The Warrant Register shall be open for inspection by the Company at all reasonable times. The Warrant Agent is hereby appointed as the registrar with respect to the Warrants for the purpose of registering the Warrants and any transfers thereof as herein provided.

Section 5.02. Transfer.

Subject to compliance with any applicable transfer restrictions set forth in the applicable Warrant Certificate, any Warrant Certificate may be transferred upon the surrender thereof for transfer at the office of the Warrant Agent maintained for that purpose, accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent duly executed by the Warrant Holder or the Warrant Holder’s attorney duly authorized in writing, together with such other documentation as the Warrant Agent may reasonably require. Upon any such transfer, the Warrant Agent shall, on behalf of the Company, deliver to the transferee one or more new Warrant Certificates of the same series, of like tenor and representing the same number of Warrants as the Warrant Certificate so surrendered, and shall cancel the surrendered Warrant Certificate.

Section 5.03. Exchange.

Warrant Certificates of any series may be exchanged at the option of the Warrant Holder, when surrendered at the office of the Warrant Agent, for new Warrant Certificates of the same series, of like tenor and representing in the aggregate the same number of Warrants as the surrendered Warrant Certificates, in such denominations as the Warrant Holder may request.

Section 5.04. Charges for Transfer and Exchange.

No service charge shall be made for any registration of transfer or exchange of any Warrant Certificate, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Warrant Agent shall not be required to register the transfer or exchange of any Warrant Certificate during the period of five Business Days preceding any Expiration Date.

Section 5.05. Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

If any Warrant Certificate is mutilated, destroyed, lost or stolen, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor and representing the same number of Warrants in lieu of such Warrant Certificate. The applicant for any such replacement Warrant Certificate shall, in the case of a destroyed, lost or stolen Warrant Certificate, furnish to the Company and the Warrant Agent such security or indemnity as may be required by them to save each of them harmless. Both the Company and the Warrant Agent may charge the applicant for any such replacement Warrant Certificate a fee sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the reasonable fees and expenses (including, without limitation, attorneys’ fees) of the Company and the Warrant Agent in connection therewith.

ARTICLE 6

Status of Warrant Holders

Section 6.01. No Rights as Shareholders or Debtholders.

Prior to the due exercise of any Warrant, the holder of a Warrant Certificate, by virtue of being such Warrant Holder, shall not be entitled to (a) vote, consent or receive notice as a holder of any Underlying Securities or any of the other capital stock or other equity securities of the Company in respect of any meeting of shareholders or other corporate action, (b) receive any dividends or distributions on any Underlying Securities or other capital stock or equity securities of the Company, (c) receive any interest payments on, or any benefits of, any Debt Securities or other indebtedness of the Company, or (d) exercise any other rights whatsoever as a shareholder, debtholder or creditor of the Company, except as expressly provided in this Agreement or the applicable Warrant Certificate.

Section 6.02. Notices to Warrant Holders.

Any notice or other document required or permitted to be given hereunder to a Warrant Holder shall be given by first-class mail, postage prepaid, or by electronic mail, courier service or hand delivery, addressed to such Warrant Holder at the address of such Warrant Holder appearing in the Warrant Register, with a copy to the Warrant Agent. Notice shall be deemed given when actually received, if delivered by hand, electronic mail or courier service, or three (3) Business Days after deposit in the U.S. mails if sent by first-class mail.

ARTICLE 7

Concerning the Warrant Agent

Section 7.01. Acceptance of Appointment; Duties of Warrant Agent.

The Warrant Agent hereby accepts its appointment as warrant agent hereunder and agrees to perform the same in accordance with the express provisions hereof. The Warrant Agent shall not be liable for any act done or step omitted in good faith and without negligence or willful misconduct. The Warrant Agent shall have no implied duties.

Section 7.02. Right of Warrant Agent to Rely on Documents.

The Warrant Agent may rely on, and shall be protected and shall incur no liability in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Warrant Certificate or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Warrant Agent may consult with counsel of its choice, and shall be protected by any advice of such counsel given in good faith.

Section 7.03. Compensation; Indemnification.

The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder as agreed in writing between the Company and the Warrant Agent and to reimburse the Warrant Agent for all reasonable out-of-pocket expenses incurred in connection with the administration of this Agreement. The Company agrees to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, expense or claim (including reasonable attorneys’ fees) incurred without negligence, gross negligence or willful misconduct on its part arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith; provided that the Warrant Agent shall promptly notify the Company of any claim for which it seeks indemnification hereunder and the Company shall have the right to participate in, or assume the defense of, any such claim at the Company’s expense.

Section 7.04. No Limitation on Other Activities.

The Warrant Agent may become the owner of, or acquire any interest in, any Warrants or any Underlying Securities or other securities of the Company with the same rights that it would have if it were not the Warrant Agent hereunder. The Warrant Agent may engage or be interested in any other transactions with the Company.

Section 7.05. Resignation; Removal; Successor Warrant Agent.

The Warrant Agent may resign at any time upon at least [__] days’ prior written notice to the Company (or such other notice period as may be specified in the applicable Warrant Agreement or Warrant Certificate) and may be removed by the Company at any time by similar notice. In the event of any such resignation or removal, a successor warrant agent (which shall be a bank or trust company having its principal office in the United States, having a combined capital and surplus of at least $[__] million (or such greater amount as may be specified in the applicable Warrant Agreement or as may be required by any underwriter or purchaser of the Warrants)) shall be appointed by the Company within [__] days of such resignation or removal. Until a successor Warrant Agent shall have accepted appointment in accordance with this Agreement, the resigning or removed Warrant Agent shall continue to act as Warrant Agent hereunder.

Section 7.06. Merger or Consolidation of Warrant Agent.

Any corporation or other Person into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation or other Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation or other Person succeeding to all or substantially all the corporate trust business of the Warrant Agent, shall be the successor warrant agent under this Agreement without the execution or filing of any paper or any further act, provided that such corporation or other Person would be eligible for appointment as a successor warrant agent under Section 7.05.

ARTICLE 8

Amendments and Modifications

Section 8.01. Amendments Without Consent of Warrant Holders.

Without the consent of any Warrant Holder, the Company and the Warrant Agent, at any time and from time to time, may amend or supplement this Agreement to: (a) evidence the succession of another Person to the Company and the assumption by such Person of the obligations of the Company hereunder; (b) cure any ambiguity, defect or inconsistency in this Agreement or any Warrant Certificate; (c) provide for the issuance of any series of Warrants; (d) effect any change that does not adversely affect the rights of any Warrant Holder in any material respect; or (e) make any other change that is required by applicable law.

Section 8.02. Amendments With Consent of Warrant Holders.

With the written consent of the Warrant Holders of not less than a [majority] in number of the Warrants of each series affected (or such other percentage as may be specified in the applicable Warrant Agreement or Warrant Certificate), the Company and the Warrant Agent may amend or modify this Agreement and the related Warrant Certificates; provided that no such modification or amendment shall, without the consent of the Warrant Holder of each Warrant of such series affected: (a) change the Exercise Price (other than pursuant to the adjustment provisions otherwise provided herein); (b) reduce the number of Underlying Securities purchasable upon exercise of such Warrants; (c) shorten the period during which such Warrants may be exercised; or (d) reduce the percentage in number of Warrants of any series whose Warrant Holders’ consent is required for any such amendment.

ARTICLE 9

Miscellaneous

Section 9.01. Notices.

All notices and other communications hereunder shall be in writing and shall be delivered or sent in the manner provided herein. Notices to the Company shall be addressed to it at 7 Temasek Boulevard, Suntec Tower 1, #31-02, Singapore 038987, attention: General Counsel; notices to the Warrant Agent shall be addressed to it at its office for that purpose specified to the Company; and notices to Warrant Holders shall be addressed to them at the addresses appearing in the Warrant Register.

Section 9.02. Successors and Assigns.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 9.03. No Third-Party Beneficiaries.

Nothing in this Agreement or in any Warrant Certificate, expressed or implied, shall give to any Person, other than the parties hereto, the Warrant Holders and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 9.04. Governing Law.

THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Section 9.05. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by electronic mail in portable document format (.pdf), shall be effective as delivery of a manually executed counterpart.

Section 9.06. Severability.

In case any provision in this Agreement or in any Warrant Certificate shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ANTALPHA PLATFORM HOLDING COMPANY

By:
	Name:	[____________]
	Title:	[____________]

[NAME OF WARRANT AGENT], as Warrant Agent

By:
	Name:	[____________]
	Title:	[____________]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

NEITHER THIS WARRANT NOR THE [UNDERLYING SECURITIES] ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND APPLIES ONLY TO THE EXTENT REQUIRED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

Certificate No.: [______]                                                                              Number of Warrants: [______]

CUSIP/ISIN: [______]                                                                                                 Issue Date: [______]

ANTALPHA PLATFORM HOLDING COMPANY

[Title of Warrants]

THIS CERTIFIES that, for value received, [_______________________] or its registered assigns is the registered owner of the number of Warrants set forth above, each of which entitles the registered owner thereof to purchase from Antalpha Platform Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), at any time on or after [_______________________] and on or prior to 5:00 p.m., New York City time, on [_______________________] (the “Expiration Date”), at the Exercise Price set forth herein, [insert description of Underlying Security and exercise terms]. The Warrants represented hereby are issued pursuant to the Warrant Agreement, dated as of [_______________], 20[__], between the Company and [Name of Warrant Agent], as Warrant Agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference into and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities of the Company, the Warrant Agent and the Warrant Holder.

The Exercise Price per Underlying Security shall initially be $[____], subject to adjustment as provided in the Warrant Agreement. The number of Underlying Securities issuable upon exercise of each Warrant evidenced by this Warrant Certificate (and the Exercise Price therefor) shall be subject to adjustment as set forth in the Warrant Agreement and/or in the supplemental warrant agreement, Board Resolution or Officers’ Certificate establishing this series of Warrants. The Warrants represented hereby may be exercised by surrender of this Warrant Certificate, together with a duly completed Exercise Notice in the form attached hereto and payment of the Exercise Price as specified in the Warrant Agreement, at the office of the Warrant Agent designated for that purpose.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Warrant Agreement.

This Warrant Certificate shall not be valid until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated: [______________, ____]

ANTALPHA PLATFORM HOLDING COMPANY

By:
	Name:	[____________]
	Title:	[____________]

Countersigned:

[NAME OF WARRANT AGENT], as Warrant Agent

By:
Authorized Signatory

EXERCISE NOTICE

To: [NAME OF WARRANT AGENT], as Warrant Agent

The undersigned hereby irrevocably elects to exercise [____] Warrants evidenced by the within Warrant Certificate to purchase the Underlying Securities issuable upon the exercise of such Warrants, and herewith tenders payment for such Underlying Securities to the order of Antalpha Platform Holding Company in the amount of $[____] in accordance with the terms of the Warrant Agreement (or, where applicable, by a cashless exercise procedure as therein provided). The undersigned hereby represents and warrants that this exercise complies with all applicable securities laws and that the information provided herein is true and correct. The undersigned requests that a certificate for such Underlying Securities be issued in the name of the undersigned, or in the name of [_______________________], whose address is [_______________________]. If said number of Underlying Securities is less than all of the Underlying Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Warrants be issued in the name of the undersigned.

Dated: _______________, _____

Signature: ____________________________________________

(Signature must conform in all respects to the name of the Warrant Holder as set forth on the face of this Warrant Certificate)

Address: ______________________________________________

_______________________________________________

Telephone: ____________________________________________

Tax I.D. or Soc. Sec. No.: __________________________

ASSIGNMENT FORM

For value received, the undersigned hereby sells, assigns and transfers unto [_______________________] the within Warrant Certificate, together with all rights, title and interest therein, and irrevocably appoints [_______________________] as attorney to register such transfer on the books of the Warrant Agent, with full power of substitution in the premises.

Dated: __________________

Signature: ____________________________________________

(Signature must conform in all respects to the name of the Warrant Holder as set forth on the face of the within Warrant Certificate)

Signature Guarantee: ____________________________________

(Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Warrant Agent))